UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of report (Date of earliest event reported):
                        March 21, 2006 (March 17, 2006)

                         AMERICAN RETIREMENT CORPORATION
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               (Exact Name of Registrant as Specified in Charter)

          Tennessee                   01-13031                   62-1674303
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(State or Other Jurisdiction        (Commission               (I.R.S. Employer
      of Incorporation)             File Number)             Identification No.)

           111 Westwood Place, Suite 200
                Brentwood, Tennessee                               37027
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      (Address of Principal Executive Offices)                   (Zip Code)

                                 (615) 221-2250
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement

     On March 17, 2006, a joint venture, of which we are a member, entered into an Asset Purchase Agreement with an affiliate of Westport Senior Living to acquire Freedom Village of Bradenton, a continuing care retirement community located in Bradenton, Florida. The aggregate purchase price for the acquired assets is $95 million plus the assumption of certain resident refund liabilities and other liabilities, subject to customary closing adjustments and transaction expenses.

     We will consummate the acquisition through a joint venture to be formed with investors in a senior housing strategy managed by Prudential Real Estate Investors, the real estate investment management business of Prudential Financial, Inc. The joint venture will be owned 20% by us and 80% by our joint venture partner. GMAC Commercial Mortgage Bank ("GMAC") has committed to provide the joint venture with approximately $62 million of senior debt financing for the acquisition. The remainder of the purchase price will be funded by proportional capital contributions by the joint venturers. We will manage the independent living component of the community pursuant to a long-term management agreement and will lease the health center (assisted living and skilled nursing components) from the joint venture.

     In connection with the execution of the agreement, we and our joint venture partner made a $3 million earnest money deposit toward the purchase price, which is being held by a third party escrow agent. The consummation of the transaction, which is subject to satisfaction of certain closing conditions and contingencies, including satisfactory completion of due diligence, is expected to be no later than May 31, 2006.

Risks Associated with Forward-Looking Statements
------------------------------------------------

     This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of us or our management, including, but not limited to, all statements regarding the formation of the joint venture and the consummation of the acquisition and the related financing, and all statements regarding our expectations concerning the future financial performance of the acquired communities and their effect on our financial performance. All forward-looking statements may be affected by certain risks and uncertainties, including without limitation the following: (i) our ability to successfully form the joint venture, complete the acquisition and integrate it into our operations, (ii) our ability to consummate the anticipated GMAC financing, (iii) our ability to satisfy the closing conditions for the transaction, (iv) our ability to resell units at the community, (v) the risk that we will be unable to improve our results of operations, increase cash flow and reduce expenses, (vi) the risks associated with adverse market conditions of the senior housing industry and the United States economy in general, (vii) the risks associated with our debt and lease obligations, and (viii) the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2005 under the caption "Risk Factors" and in our other filings with the SEC.

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     Should one or more of those risks materialize, actual results could differ materially from those forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could prove to be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this Form 8-K will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our forecasts, expectations, objectives or plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Item 7.01.  Regulation FD Disclosure

     On March 21, 2006, we issued a press release describing the foregoing transaction. A copy of the press release is furnished herewith as Exhibit 99.1.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   AMERICAN RETIREMENT CORPORATION


                                   By:  /s/  Bryan D. Richardson
                                        -----------------------------
                                        Bryan D. Richardson
                                        Executive Vice President - Finance
                                        and Chief Financial Officer

Date:  March 21, 2006


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                                  EXHIBIT INDEX
   Exhibit
    Number         Description
    ------         -----------

     99.1          Press Release dated March 20, 2006